UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2014

Tower Group International, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-35834	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bermuda Commercial Bank Building

19 Par-La-Ville Road

Hamilton, HM 11, Bermuda

(Address of principal executive office)

(441) 279-6610

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On February 14, 2014, Tower Group International, Ltd. (“Tower”) terminated all previous reinsurance agreements and related trusts with Southport Re (Cayman) Ltd (“Southport Re”) after determining that such agreements and related trusts were no longer necessary as a result of Tower’s recent rating agency downgrades. Under the reinsurance commutation agreement and upon consummation of the commutation, the parties to the reinsurance commutation agreement are released from all liabilities and obligations under the following agreements: (i) June 1, 2013 Workers Compensation Adverse Development Aggregate Excess of Loss Reinsurance Contract issued to Tower Insurance Company of New York (“TICNY”); (ii) June 1, 2013 Workers Compensation Adverse Development Aggregate Excess of Loss Reinsurance Contract issued to Tower Reinsurance, Ltd.; and (iii) July 1, 2013 Workers Compensation Quota Share Reinsurance Contract issued to TICNY. The reinsurance commutation agreement is effective as of February 19, 2014. Tower did not incur any early termination penalties in connection with the foregoing. For a further description of the reinsurance agreements between Tower and Southport Re, please see our Current Report on Form 8-K that was filed with the United States Securities and Exchange Commission on October 1, 2013. The reinsurance commutation agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished as part of this report:

Exhibit No.	Description of Exhibit

10.1	Reinsurance Commutation Agreement, dated as of February 14, 2014 and effective as of February 19, 2014, by and among Southport Re (Cayman) Ltd., Tower Reinsurance, Ltd. and Tower Insurance Company of New York.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tower Group International, Ltd.
Registrant

Date: February 24, 2014	/s/ William E. Hitselberger
WILLIAM E. HITSELBERGER
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1	Reinsurance Commutation Agreement, dated as of February 14, 2014 and effective as of February 19, 2014, by and between Southport Re (Cayman) Ltd., Tower Reinsurance, Ltd. and Tower Insurance Company of New York.